Exhibit 5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $.001 per share, of NAVTEQ Corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: August 12, 2004

KONINKLIJKE PHILIPS ELECTRONICS N.V.

By:	/s/ Arie Westerlaken
	Name:	Arie Westerlaken
	Title:	General Secretary and Senior Vice President

PHILIPS MEDIA B.V.

By:	/s/ Arie Westerlaken
	Name:	Arie Westerlaken
	Title:	Director

PHILIPS CONSUMER ELECTRONIC SERVICES B.V.

By:	/s/ Arie Westerlaken
	Name:	Arie Westerlaken
	Title:	Director